UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2019

Samson Oil & Gas Limited

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 16, AMP Building,
140 St Georges Terrace
Perth, Western Australia 6000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

On April 10, 2019, Samson Oil and Gas USA, Inc. (“Samson USA”), a wholly-owned subsidiary of Samson Oil & Gas Limited (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) dated as of April 9, 2019, by and among Samson USA, certain lenders from time to time party thereto (the “ Participating Lenders”), and AEP I Finco LLC (the “Lead Lender”). Under the Credit Agreement, the Participating Lenders agreed to establish a $33.5 million term loan facility in favor of Samson USA secured by mortgages on all of its oil and gas properties (the “Loan”). The Company also entered into a Guaranty dated April 9, 2019, for the benefit of the Participating Lenders pursuant to which the Company guaranteed the Loan and all obligations of Samson USA under the Credit Agreement and pledged its assets, including its shares of Samson USA common stock, as security for that guarantee. The Company, Samson USA, and Samson USA’s wholly owned subsidiary, Samson Oil and Gas Montana, Inc., also entered into a Security Agreement dated April 9, 2019, pursuant to which the Participating Lenders received a security interest in all of their assets to secure the Loan.

Interest on the Loan is payable monthly at a rate equal to (i) a calculated average of the annual LIBOR rate, which may not be less than 1.75%, plus (ii) between 9.5% and 10.5%, for a minimum interest rate of 11.25% per annum. Commencing with the fiscal month ending September 30, 2020, the Company will be required to make monthly principal payments on the loans in an amount determined by a monthly straight-line amortization formula. Repayment of all principal and interest is due on April 9, 2024.

As required by the Credit Agreement, Samson USA entered into commodity hedge swap arrangements for 770,000 barrels of oil, essentially fixing its sales price for approximately 85% of its currently expected Proved Developed Producing (PDP) reserves at a weighted average of $55.45 per barrel. While Samson USA’s proved undeveloped (PUD) reserves have not yet been hedged, it is required to maintain an 85% swapped volume all PDP reserves on a go forward basis.

The foregoing description of the Credit Agreement, Guaranty and Security Agreement is not complete and is qualified by the full text those agreements, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated by reference herein.

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Credit Agreement dated April 9, 2019 by and among Samson Oil and Gas USA, Inc., the lenders party thereto, and AEP I Finco LLC.
10.2	Guaranty dated April 9, 2019 by and between Samson Oil & Gas Limited and AEP I Finco LLC.
10.3	Security Agreement dated April 9, 2019 by and between Samson Oil & Gas Limited, Samson Oil and Gas USA, Inc., Samson Oil and Gas USA Montana, Inc., certain subsidiary parties, and AEP I Finco LLC.
99.1	April 10, 2019 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2019

Samson Oil & Gas Limited

	By:	/s/ Janna Blanter
Janna Blanter
Chief Financial Officer